   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 11, 1999
                                                  REGISTRATION NO.  333-18397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------

                           POST-EFFECTIVE AMENDMENT


                              NO. 7 ON FORM S-2

                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                           -----------------------

                              TRUSERV CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                  36-2099896
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-5000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DANIEL A. COTTER
                            CHIEF EXECUTIVE OFFICER
                              TRUSERV CORPORATION
                           8600 WEST BRYN MAWR AVENUE
                             CHICAGO, IL 60631-3505
                                 (773) 695-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                                  COPIES TO:

                             DANIEL T. BURNS, ESQ.
                              TRUSERV CORPORATION
                           8600 WEST BRYN MAWR AVENUE
                             CHICAGO, IL 60631-3505
                                 (773) 695-6601
                              (773) 695-5465 (FAX)

                            GEOFFREY R. MORGAN, ESQ.
                           MICHAEL, BEST & FRIEDRICH
                            100 E. WISCONSIN AVENUE
                              MILWAUKEE, WI 53202
                                 (414) 271-6560
                              (414) 277-0656 (FAX)


      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

      If the Registrant elects to delivery its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to item II(a)(1) of this Form, check the following box. / X /
--------------------------------------------------------------------------------

                              TRUSERV CORPORATION
               95,228 SHARES CLASS A COMMON STOCK, $100 PAR VALUE
                           (IN UNITS OF SIXTY SHARES)


     THE COMMON STOCK IS OFFERED EXCLUSIVELY TO RETAILERS AND RENTERS OF HARDWARE, LUMBER AND RELATED PRODUCTS, WHEN THEY BECOME MEMBERS OF TRUSERV CORPORATION.


     THE COMMON STOCK CANNOT BE TRANSFERRED. WE RETAIN AN AUTOMATIC LIEN AGAINST THE COMMON STOCK AND ANY ACCRUED DIVIDENDS FOR ANY DEBTS THAT MEMBERS OWE US.

     THERE IS NO EXISTING MARKET FOR THIS COMMON STOCK AND WE DO NOT EXPECT THAT ONE WILL DEVELOP.


   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS


                               ------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                    PER UNIT               TOTAL
------------------------------------------------------------------------------------------------------
Public Price................................................         $6,000            $9,522,800 (1)
Underwriting discounts......................................          none                 none)
                                                                                            (2
Proceeds to TruServ.........................................         $6,000            $9,522,800 (3)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(1) The shares are offered in units of 60 shares each. The minimum purchase is 60 shares or one unit. You may not purchase more than 300 shares (5 units).


(2) There are no underwriters.

(3) There are no firm commitments for the sale of these securities.

                               ------------------


                 THE DATE OF THIS PROSPECTUS IS               .

                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual. quarterly and special reports, proxy statements, and other information with the SEC. Our SEC filings are available over the Internet on the SEC's web site at http://www.sec.gov.. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


                          REPORTS TO SECURITY HOLDERS


     Each year, we distribute an annual report containing consolidated financial statements reported upon by our independent auditors to our stockholder-members. We may, from time to time, also furnish to our stockholder-members interim reports, as determined by our management.


                DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE


     The SEC allows us to "incorporate by reference" information we file with them which means that we can disclose important information to you by referring you to those documents and delivering them to you with this prospectus. We are incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Report on Form 10-Q for the thirteen weeks ended April 3, 1999, which we filed with the SEC under Section 15(d) of the Securities Exchange Act of 1934. We also are including the Form 10-K and the Form 10-Q with this prospectus for your information.

                                    SUMMARY

     TruServ Corporation began as a Delaware corporation in 1953, and was the successor to the business activities of Cotter & Company, an Illinois corporation incorporated in 1948. Until July 1, 1997, when we merged with ServiStar Coast to Coast Corporation, our corporate name was Cotter & Company. Our corporate headquarters are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505. Our telephone number is (773) 695-5000.

     We are a member-owned wholesaler of hardware, lumber/building materials and related merchandise, Our company is the largest member-owned wholesaler of these items in the United States. For financial reporting purposes, we operate in a single industry as a member-owned wholesaler cooperative.


COMMON STOCK


     Our Class A common stock has a $100.00 par value. It is offered exclusively to you and other retailers of hardware, lumber/building and related merchandise, when you become a Member of our cooperative. The Class A common stock is the sole voting stock and is offered only in sixty-share units. You may not acquire more than five units at a rate of one unit per store. You must pay cash for all your stock purchases.

     Our Class B nonvoting common stock has a par value of $100 per share. It can be issued only as part of our patronage dividend.


     You cannot transfer the Class A common stock to someone else without first offering us the opportunity to repurchase the stock. We have ninety days to repurchase the stock, at par value, before you can otherwise dispose of the stock. We will retain an automatic lien on the Class A common stock and any dividends that might have accrued, if you have any debt payable to us.



     Either of us may terminate our membership agreement with sixty-days' written notice. If the agreement is terminated, we are obligated to repurchase your Class A stock, and you are obligated to sell the stock back to us. We cannot terminate any membership agreement unless two-thirds of our Board of Directors approves the termination. The only exceptions to this requirement are if you should do any of the following:


     1)  You become insolvent.

     2)  You commit any act of bankruptcy.

     3)  You file a voluntary petition in bankruptcy.

     4)  You are adjudicated as bankrupt

     5) You commit a breach of any obligation under our agreement that is not corrected within ten days after we give you written notice.

     There is no existing market for our Class A common stock and we do not anticipate that any market will develop.


FRANCHISES AND LICENSES



     We are continuing to review our franchised retail activities. These include Taylor Rental Centers and Grand Rental Stations. We anticipate that additional licenses will be entered into with respect to these activities. We do not anticipate that we will have other retail programs that will be operated as franchises.


RETAIL CONVERSION FUNDS AGREEMENT


     For those members who were members at the time of our merger with Servistar Coast to Coast, we have made available $40,000,000 to assist them in defraying various conversion costs associated with the merger. As of April 3, 1999, we have paid out $17,495,493 from these funds.

COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES


     Our stock is not listed or traded on any national securities exchange or on the NASDAQ. It is offered exclusively to retailers or renters of hardware, lumber and related products, in connection with joining our cooperative as members. The purchase price of the stock is equal to its par value. Our stock is restricted as to transferability and there is no public market for it. We do not pay dividends with respect to the Class A common stock.


COMPARATIVE PER SHARE DATA

     Because there is no public market for our stock and the sale or issuance of the stock is at par value, earnings per share is not applicable.

     The following table shows the book value of our stock on an historical basis.

     Book value per share as of:


    April 3, 1999..........................................  $ 83.98
    December 31, 1998......................................  $ 94.29
    April 4, 1998..........................................  $ 99.53
    December 31, 1997......................................  $100.40

                                  RISK FACTORS

GENERAL

     Our business is subject to a number of risks. Foremost amongst these risks is the uncertain growth of the hardware, lumber/building materials, home center, do-it-yourself, rental and industrial/commercial supply industries. Widespread economic trends as well as seasonal and regional factors can affect our industry.

     Our markets are also subject to increasingly intense competition and changes. We expect continued competition from the so-called "Big Box" stores such as Home Depot, Menards, Builders Square and Lowes, as well as from additional emphasis on directly competitive lines of business by Home Depot and diversified retailers such as Sears. These competitors may have greater resources, larger market shares and more widespread presences than we do. We believe our cooperative structure best situates our Members to compete with the Big Boxes and other market competitors, but no assurances can be made that any Member or Members will be successful.

VOLATILE PRICING OF MERCHANDISE/INVENTORY

     The price of merchandise and inventory in the lumber and building materials industry can change rapidly and such changes may affect our profit margins and competitive abilities adversely. We believe our cooperative structure creates the best opportunity for our Members to obtain lower prices and maximize their purchasing power, but such efficiencies cannot be assured.

REGIONAL MARKET VARIATIONS

     We transact business nationwide. From time to time, significant variations in marketing opportunities may confront our Members due to economic conditions in the Member's specific geographic region. We are unable to predict any adverse regional economic conditions that may materially affect a Member or Members.

ENVIRONMENTAL

     We engage in activities, such as the manufacture of paint and related products, which could have an environmental impact. These areas are subject to constant review and scrutiny by governmental authorities at the federal, state and local levels. We are unable to predict whether, or to what extent, such business activities and governmental scrutiny may result in future costs or liabilities.

                                   YEAR 2000

GENERAL

     We started our Year 2000 Project in late 1996. Portions of our information systems are not yet "Year 2000 compliant". We have established a corporate-wide program to address any problems arising from the transition to the Year 2000 in both our information systems and other "embedded" systems in all facilities.

OUR STATE OF READINESS

     We have evaluated all of our critical material information systems and have reviewed agreements and relationships with third parties that are material to our operations. Also, we have reviewed and evaluated our physical plants and other systems with potential "embedded concerns and problems." Based upon those reviews and our efforts to date, we believe that we are on schedule to have substantially completed Year 2000 compliance issues by July 1, 1999.

COSTS

     The budget for our Year 2000 project is $16,900,000. Actual costs through April 3, 1999 are $13,314,000. The approximate percentage of the Year 2000 costs to our total Information Services budget is 14%. Funding has been provided through our normal operating and financing activities. The expense for our Year 2000 program is as follows:

    1996...............................................  $ 1.0 million
    1997...............................................  $ 3.2 million
    1998...............................................  $ 7.9 million
    1999 projected.....................................  $ 4.6 million
    2000 projected.....................................  $ 0.2 million
    Total projected....................................  $16.9 million

RISKS

     A worst case scenario for us would involve a breakdown in the distribution chain to our Members. Such a scenario could be realized either through the inability of our vendors to provide merchandise or our inability to receive or properly process orders from our membership.

CONTINGENCY PLANS

     We are establishing an alternate supplier plan in the event that our vendors suffer from Year 2000 related problems. Contingency planning for information systems and possible "embedded" systems is also in progress.

                            SELECTED FINANCIAL DATA

                    (In thousands except per share amounts)



                                          FOR THE THIRTEEN
                                             WEEKS ENDED
                                          APRIL 3, APRIL 4,                           FOR THE FISCAL YEARS
                                       -----------------------   --------------------------------------------------------------
                                          1999         1998         1998         1997         1996         1995         1994
                                          ----         ----         ----         ----         ----         ----         ----
Revenues.............................  $1,070,892   $1,030,205   $4,328,238   $3,331,686   $2,441,707   $2,437,002   $2,574,445
Gross Margins........................      54,232       80,479      298,135      241,020      196,636      202,068      223,331
Net Margins (a)......................     (24,380)       2,171       20,480       42,716       52,410       59,037       60,318
Patronage dividends..................          --        2,186       35,024       43,782       53,320       60,140       60,421
Total Assets.........................   1,748,614    1,715,180    1,600,764    1,438,913      853,985      819,576      868,785
Long-term debt.......................     314,785      169,171      316,959      169,209       80,145       79,213       75,756
Promissory (subordinated) and
  installment notes payable..........     123,698      166,051      124,422      172,579      185,366      186,335      199,099
Redeemable Class A common stock......      49,726       51,274       49,880       47,423        4,876        5,294        6,370
Redeemable Class B nonvoting common
  stock..............................     190,331      182,560      195,643      187,259      114,053      113,062      116,663
Book value per share of Class A
  common stock and Class B nonvoting
  common stock (b)...................       83.98        99.53        94.29       100.40       101.89       102.68       103.57


---------------


(a) The net margin for Fiscal Years 1998 and 1997 includes a deduction of $20,034,000 and $13,650,000, respectively for non-recurring Merger integration costs. The net margin for the thirteen weeks ended April 3, 1999 and April 4, 1998 includes a deduction of $13,008,000 and $1,847,000, respectively for non-recurring merger integration costs and a cumulative affect on prior years of a change in accounting principle.



(b) The book value per share of the Company's Class A common stock and Class B nonvoting common stock is the value, determined in accordance with generally accepted accounting principles, of such shares as shown by the respective consolidated balance sheets of the Company.


                                USE OF PROCEEDS

     We plan to use the proceeds from the offering of this stock for general working capital, including the purchase of merchandise for resale to our members.

                              PLAN OF DISTRIBUTION


     We are offering the stock exclusively to retailers of hardware, lumber and related merchandise, in connection to becoming one of our members. To become a stockholder-member you must subscribe for sixty shares of our Class A common stock for each retail store you operate up to a maximum of 300 shares or $30,000 for five or more stores. All sales of our stock will be made for cash. Each share has a par value of $100.


     Sales of the stock are primarily made through our registered securities agent after your membership has been approved by our executive officers.

                      DISTRIBUTION OF PATRONAGE DIVIDENDS


     Information relating to the distribution of patronage dividends is included in our Annual Report on Form 10-K for the year ended December 31, 1998 in Part I, Item 1, and is incorporated by reference.

                          DESCRIPTION OF COMMON STOCK


     DIVIDEND RIGHTS. We have not paid nor do we plan to pay in the future any dividends on our Class A common stock. Dividends, other that patronage dividends, on Class A common stock and Class B nonvoting common stock may be declared out of our gross margins, other that gross margins from operations with or for members and other patronage source income, after deducting expenses, reserves and provisions authorized by our Board of Directors. The dividends may be paid in cash, in property, or in shares of common stock. All dividends are subject to the provisions of our Certificate of Incorporation.



     VOTING RIGHTS. Our Class A common stock is the sole voting stock. It is offered only in sixty-share units, and no member may acquire more than five units.


     LIQUIDATION RIGHTS. If we should dissolve or liquidate the company, the assets will be divided ratably among all shareholders of Class A common stock and Class B nonvoting common stock in accordance with their holdings and without preference to class of stock.


     MEMBERSHIP. To become a member you must purchase sixty shares of Class A common stock for each store that you own up to maximum of 300 shares for five or more stores. You must own Class A common stock before any Class B nonvoting common stock can be issued or sold to you.


     REDEMPTION PROVISIONS. The membership agreement may be terminated by you or by the company on sixty-days' written notice. We cannot terminate your membership unless we receive approval by a two-thirds vote of the Board of Directors, except under the following conditions:

     1)  You become insolvent.

     2)  You commit any act of bankruptcy.

     3)  You file a voluntary petition in bankruptcy

     4)  You are adjudicated as bankrupt.

     5) You commit a breach of any obligation under our agreement and have not corrected the breach within sixty days after written notice is received.


     If termination should occur, we will purchase and you are required to sell to us all of your Class A common stock and Class B nonvoting common stock at par value. Payment for the Class A common stock will be in cash. Payment for the Class B nonvoting common stock will be a note payable in five equal annual installments bearing an interest rate determined by our Board of Directors.



     STOCKHOLDERS. On April 3, 1999 there were approximately 8,139 stockholders of Class A common stock and approximately 8,130 stockholders of Class B nonvoting common stock.


     OTHER RESTRICTIONS AND RIGHTS. (a) We have no conversion rights, sinking fund provisions or liability to further assessment in regard to the Class A common stock.

     (b) We have an automatic lien to secure the payment of any indebtedness due us from any stockholder of record upon the Class A common stock, the Class B nonvoting common stock and any declared and unpaid dividends.

     (c) There is no existing market for the Class A common stock . We have the option, exercisable within ninety days following the date we receive written notice, to repurchase all shares at par value. Any disposition or attempted disposition or transfer, voluntary or involuntary, of our common stock is invalid. No rights are transferred unless and until we have been given the required notice and we have failed to exercise our option to purchase the stock within the specified time.

                                 LEGAL MATTERS

     The legality of the issuance of the Class A common stock offered has been passed upon for us by Messrs. Arnstein & Lehr, Chicago, Illinois.

           ---------------------------------------------------------
           ---------------------------------------------------------

THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, AND THE EXHIBITS AND SCHEDULES RELATING THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON,
D. C. UNDER THE SECURITIES ACT OF 1933 AND TO WHICH REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY.

                               TABLE OF CONTENTS


                  ITEM                       PAGE
                  ----                       ----
Where You Can Find More Information......      2
Reports to Security Holders..............      2
Documents Included and Incorporated
  by Reference...........................      2
Summary..................................      3
Risk Factors.............................      5
Selected Financial Data..................      7
Use of Proceeds..........................      7
Plan of Distribution.....................      7
Distribution of Patronage Dividends......      8
Description of Common Stock..............      8
Legal Matters............................      9


    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.
---------------------------------------------------------
---------------------------------------------------------
           ---------------------------------------------------------
           ---------------------------------------------------------

                              TRUSERV CORPORATION
                                 95,228 SHARES
                              CLASS A COMMON STOCK

                                 $100 PAR VALUE
                            (IN UNITS OF 60 SHARES)

                               ------------------
                                   PROSPECTUS
                               ------------------

                            DATED             , 1999

---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Class A common stock being registered:


Registration Fee............................................    $     0
Printing of Registration Statement and Prospectus...........      4,000
Accounting Fees and Expenses................................     10,000
Legal Fees..................................................     10,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of
  Various States............................................     15,000
                                                                -------
Total.......................................................    $39,000
                                                                =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     TruServ's Certificate of Incorporation, as amended, provides that TruServ shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of TruServ), by reason of the fact that such person is or was a director, officer, employee or agent of TruServ, or is or was serving at the request of TruServ as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right of such director, officer, or employee to indemnification provided by law or otherwise.

     Additionally, pursuant to Section 145(a)-(g) of the Delaware General Corporation Law which empowers a corporation to indemnify its directors, officers, employees and agents, on July 23, 1973 the Board of Directors adopted a By-Law (Article XIII, Indemnification of Directors, Officers and Employees--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397) and incorporated herein by reference) providing for such indemnification. The following is a summary of the most significant provisions of said By-Law:

     As against third parties, TruServ shall indemnify any director, officer, employee or agent for any expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in defending any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by reason of the fact that he was or is a director, officer, employee or agent, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct unlawful.

     In any action or suit by or in the right of TruServ, TruServ shall indemnify any director, officer, employee or agent who is or was a party or threatened to be made a party to such threatened, pending or completed action or suit, for expenses (including attorney's fees and amounts paid in settlement) reasonably and actually incurred in connection with the defense or settlement of such suit or action, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, except that no indemnification shall be made if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to TruServ unless and only to the extent that the Court of Chancery of Delaware or the court where the suit was brought finds that in view of all the circumstances of the case, such person is entitled to indemnification.

     Any indemnification, unless ordered by a court, shall be made by TruServ only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Additionally, the stockholders of TruServ have approved an amendment to the Certificate of Incorporation to eliminate personal liability of directors for monetary damages for breach of fiduciary duty of care. The amendment provides that a director of TruServ shall not be liable to TruServ or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, see Item 17 "Undertakings" below.

ITEM 16. EXHIBITS.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       2-A     Agreement and Plan of Merger dated as of December 9, 1996
               between the Company and ServiStar Coast to Coast Corporation
               ("SCC"). Incorporated by reference on Exhibit 2-A to
               Registration Statement on Form S-4 (No. 333-18397)
       4-A     Amended and Restated Certificate of Incorporation of the
               Company, effective July 1, 1997. Incorporated by reference
               -- Exhibit 2-A to Registration Statement on Form S-4 (No.
               333-18397).
       4-B     By-laws of the Company, effective July 1, 1997. Incorporated by reference -- Exhibit 2-A to Registration Statement on
               Form S-4 (No. 333-18397).
       4-C     Specimen certificate of Class A common stock. Incorporated by reference--Exhibit 4-A to Registration Statement on Form
               S-2 (No. 2-82836).
       4-D     Specimen certificate of Class B common stock. Incorporated by reference--Exhibit 4-B to Registration Statement on Form
               S-2 (No. 2-82836).
       4-E     Promissory (subordinated) note form effective for the
               year-ending December 31, 1986 and thereafter. Incorporated by reference--Exhibit 4-H to Registration Statement on Form
               S-2 (No. 33-20960).
       4-F     Instalment note form. Incorporated by reference--Exhibit 4-F to Registration Statement on Form S-2 (No. 2-82836).
       4-G     Copy of Note Agreement with Prudential Insurance Company of
               America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of $50,000,000 with a maturity date of
               April 1, 2007. Incorporated by reference--Exhibit 4-J to
               Post-Effective Amendment No. 2 to Registration Statement on
               Form S-2 (No. 33-39477).
       4-H     Cotter & Company $50,000,000 Private Shelf Agreement with
               Prudential Insurance Company of America dated December 29,
               1995 incorporating amendment on existing Note Agreement with
               Prudential Insurance Company of America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of
               $50,000,000 with a maturity date of April 1, 2007.
               Incorporated by reference--Exhibit 4-H to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 (No.
               33-39477).
       4-I     Trust Indenture between Cotter & Company and First Trust of
               Illinois (formerly Bank of America). Incorporated by
               reference--Exhibit T3C to Cotter & Company Form T-3 (No.
               22-26210).
       4-J     Credit Agreement dated July 1, 1997 for $300,000,000
               Revolving credit between TruServ Corporation, various
               financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-J to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397)
       4-K     Amended and Restated Private Shelf Agreement between TruServ
               Corporation and Prudential Insurance Company of America
               dated November 13, 1997 for $150,000,000. Incorporated by
               reference--Exhibit 4-K to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397)

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       4-L     Credit Agreement dated September 10, 1998 for $105,000,000
               Note Purchase Agreement between TruServ Corporation and
               various Purchasers.* Incorporated by reference--Exhibit 4L to Post-Effective Amendment No. 6 to Registration Statement
               on Form S-4 (No. 333-18397).
       4-M     Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various Financial institutions and Bank of Montreal.* Incorporated by reference--Exhibit
               4-M to Post-Effective Amendment No. 6 to Registration
               Statement on Form S-4 (No. 333-18397).
       4-N     Credit Agreement dated September 30, 1998 for $100,000,000
               Revolving Credit between TruServ Corporation, various
               Financial institutions, and Bank of America.* Incorporated by reference--Exhibit 4-N to Post-Effective Amendment No. 6 to Registration Statement on Form S-4 (No. 333-18397).
       5       Opinion of Messrs. Arnstein & Lehr (previously filed).
      10-A     Current Form of Retail Member Agreement with TruServ
               Corporation between the Company and its Members that offer primarily hardware and related items. Incorporated by
               reference--Exhibit 2-A to the Company's Registration
               Statement on Form S-4 (No. 333-18397).
      10-B     Form of Subscription to Shares of TruServ Corporation.
               Incorporated by reference--Exhibit 10-B to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 to
               Form S-4 (No. 333-18397)
      10-C     Cotter & Company Defined Lump Sum Pension Plan (As Amended
               and Restated Effective As Of January 1, 1996). Incorporated
               by reference--Exhibit 10-C to Post-Effective Amendment No. 5 to Registration Statement on Form S-2 (No. 33-39477).
      10-D     Cotter & Company Employees' Savings and Compensation
               Deferral Plan (As Amended and Restated Effective April 1,
               1994). Incorporated by reference--Exhibit 10-D to Post-
               Effective Amendment No. 4 to Registration Statement on Form
               S-2 (No. 33-39477).
      10-E     Cotter & Company Supplemental Retirement Plan between Cotter
               & Company and selected executives of the Company (As Amended and Restated January 2, 1996 Effective As Of January 1,
               1996). Incorporated by reference--Exhibit 10-E to
               Post-Effective Amendment No. 5 to Registration Statement on
               Form S-2 (No. 33-39477).
      10-F     Annual Incentive Compensation Program and Long-Term
               Incentive Compensation Program between Cotter & Company and selected executives of the Company. Incorporated by
               reference--filed as Exhibits A and B to Exhibit 10-N to
               Registration Statement on Form S-2 (No. 33-39477).
      10-G     Cotter & Company Long-Term Incentive Compensation Program
               for Executive Management (Amended) dated November 7, 1994.
               Incorporated by reference--Exhibit 10-I to Post-Effective
               Amendment No. 4 to Registration Statement on Form S-2 (No.
               33-39477).
      10-H     Employment Agreement between Cotter & Company and Daniel A.
               Cotter dated October 15, 1984. Incorporated by
               reference--Exhibit 10-N to Post-Effective Amendment No. 2 to
               Registration Statement on Form S-2 (No. 2-82836).
      10-I     Amendment No. 1 to Employment Agreement between Cotter &
               Company and Daniel A. Cotter dated October 15, 1984
               effective January 1, 1991. Incorporated by reference--
               Exhibit 10-N to Registration Statement on Form S-2 (No.
               33-39477).
      10-J     Contract between Daniel T. Burns and the Company.
               Incorporated by reference--Exhibit 10-J to Post-Effective
               No. 5 to Registration Statement in Form S-2 (No. 33-39477).
      10-K     Contract between Kerry J. Kirby and the Company.
               Incorporated by reference--Exhibit 10-K to Post-Effective
               No. 5 to Registration Statement on Form S-2 (No. 33-39477).
      10-L     Retail Conversion Funds Agreement dated as of December 9,
               1996 between the Company and SCC. Incorporated by
               reference--Exhibit 10-L to Registration Statement on Form
               S-4 (No. 333-18397).
      23-A     Consent of Arnstein & Lehr--Incorporated by reference to
               Exhibit 23-A to Registration Statement on Form S-2 to Form
               S-4 (No. 333-18397).
      23-B     Consent of Ernst & Young LLP (included on page II-7).*


* Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-2 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 7 ON FORM S-2 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 11TH DAY OF JUNE, 1999.


                                          TRUSERV CORPORATION

                                          By:        /s/ DANIEL A. COTTER

                                            ------------------------------------
                                                      Daniel A. Cotter
                                             Chairman, Chief Executive Officer
                                                         and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS DANIEL A. COTTER, KERRY J. KIRBY AND DANIEL T. BURNS, JOINTLY AND SEVERALLY, ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWERS OF SUBSTITUTION, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, AND ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY SATISFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS ANNUAL REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.


                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                /s/ DANIEL A. COTTER                     Chairman of the Board,             June 11, 1999
-----------------------------------------------------      Chief Executive Officer and
                  Daniel A. Cotter                         Director

                 /s/ DONALD J. HOYE                      President, Chief Operating         June 11, 1999
-----------------------------------------------------      Officer and Director
                   Donald J. Hoye

                 /s/ KERRY J. KIRBY                      Executive Vice President and       June 11, 1999
-----------------------------------------------------      Chief Financial Officer
                   Kerry J. Kirby

                  /s/ JOE W. BLAGG                       Director                           June 11, 1999
-----------------------------------------------------
                    Joe W. Blagg

                /s/ JAMES D. BURNETT                     Director                           June 11, 1999
-----------------------------------------------------
                  James D. Burnett

            /s/ WILLIAM M. CLAYPOOL, III                 Director                           June 11, 1999
-----------------------------------------------------
              William M. Claypool, III

                 /s/ JAY B. FEINSOD                      Director                           June 11, 1999
-----------------------------------------------------
                   Jay B. Feinsod

              /s/ WILLIAM M. HALTERMAN                   Director                           June 11, 1999
-----------------------------------------------------
                William M. Halterman

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ WILLIAM H. HOOD                                Director                June 11, 1999
-----------------------------------------------------
                   William H. Hood

               /s/ JAMES D. HOWENSTINE                              Director                June 11, 1999
-----------------------------------------------------
                  James Howenstine

               /s/ JERRALD T. KABELIN                               Director                June 11, 1999
-----------------------------------------------------
                 Jerrald T. Kabelin

                 /s/ PETER G. KELLY                                 Director                June 11, 1999
-----------------------------------------------------
                   Peter G. Kelly

                /s/ ROBERT J. LADNER                                Director                June 11, 1999
-----------------------------------------------------
                  Robert J. Ladner

                /s/ GEORGE V. SHEFFER                               Director                June 11, 1999
-----------------------------------------------------
                  George V. Sheffer

                /s/ DENNIS A. SWANSON                               Director                June 11, 1999
-----------------------------------------------------
                  Dennis A. Swanson

                /s/ JOHN B. WAKE, JR.                               Director                June 11, 1999
-----------------------------------------------------
                  John B. Wake, Jr.

                /s/ JOHN M. WEST, JR.                               Director                June 11, 1999
-----------------------------------------------------
                  John M. West, Jr.

              /s/ BARBARA B. WILKERSON                              Director                June 11, 1999
-----------------------------------------------------
                Barbara B. Wilkerson

                                                                    EXHIBIT 23-B


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Post-Effective Amendment No. 7 on Form S-2 to the Registration Statement on Form S-4 (File No. 333-18397) and related Prospectus of TruServ Corporation (Cotter & Company prior to July 1,
1997) for the registration of 95,228 shares of Class A common stock of our report dated March 25, 1999 with respect to the consolidated financial statements of TruServ Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/  ERNST & YOUNG LLP

Chicago, Illinois

June 11, 1999

                            INDEX TO EXHIBITS FILED

         TO POST EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION STATEMENT ON

                        FORM S-4 OF TRUSERV CORPORATION


EXHIBIT
NUMBER                              EXHIBIT
-------                             -------

23-B      Consent of Ernst & Young LLP (included on page II-7).



     Exhibits incorporated by reference are listed on Pages II-2 and II-3 of Post-Effective Amendment No. 7 to this Registration Statement on Form S-4 of TruServ Corporation.



     Supplemental Information to be Furnished with Reports Filed Pursuant to
Section 15(d) of the Act by Registrants which have not Registered Securities Pursuant to Section 12 of the Act.